STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

01/26/2026

Work Order Item Number:	W2026012601859 - 4995782
Filing Number:	20265470496
Filing Type:	Certificate of Designation
Filing Date/Time:	01/26/2026 15:06:23 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0617332010-0

Entity Name: Idaho Copper Corporation

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0617332010-0
[signature]	Filing Number 20265470496
Secretary of State State Of Nevada	Filed On 01/26/2026 15:06:23 PM
	Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

1. Entity information:	Name of entity: **Idaho Copper Corporation** Entity or Nevada Business Identification Number (NVID): NV20101892613
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES C PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** Robert Scannell Signature of Officer Date: 01/26/2026

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number **E0617332010-0**
[signature]	Filing Number **20265470496**
Secretary of State State Of Nevada	Filed On **01/26/2026 15:06:23 PM**
	Number of Pages **3**

CERTIFICATE OF DESIGNATION

OF

IDAHO COPPER CORPORATION

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES C PREFERRED STOCK

On behalf of Idaho Copper Corporation a Nevada corporation **(the "Company"),** the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Company **(the "Board"):**

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Company, there hereby is created a series of Series C Preferred Stock, consisting of two million five hundred thousand (2,500,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

1. Designation; Rank. **This series of Preferred Stock shall be designated and known as** "Series C Preferred Stock**."** The number of shares constituting the class of Series C Preferred Stock shall be two million five hundred thousand (2,500,000), par value $0.001 per share, with a stated value of $5.00 per share **(the "**Stated Value**")**. Except as otherwise provided herein, the Series C Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank *pari passu* to the common stock, par value $0.001 **per share (the "**Common Stock**").**

2. Issuance of Series C Preferred Stock. Shares of Series C Preferred Stock shall be issuable: (i) upon conversion, pursuant to Section 7.3 thereof, of the Outstanding Amount due and owing on the Maturity Date of the convertible Note in the principal amount of $3,000,000 issued by the Company on or about January 23, 2026 **(the "**Original Note;**" capitalized terms not otherwise defined herein shall have the** meanings ascribed to them in the Original Note); or (ii) upon conversion, pursuant to any comparable provision therein, of any additional Notes of like tenor that may be issued in the future by the Company to **the Investor (the "**Additional Notes**").**

3. Dividends. The holders of shares of Series C Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

4. Liquidation Preference.

(a) In the event of any dissolution, liquidation or winding up of the Company (a **"**Liquidation**"), whether voluntary or involuntary, the** holders of Series C Preferred Stock shall be entitled

to receive, prior and in preference to the holders of the Common Stock and any other class or series of capital stock of the Company now or hereafter issued, a distribution out of the assets of the Company in an amount per share equal to the Stated Value of $5.00 per share **(the "Liquidation Preference")**, before any distribution is made to the holders of Common Stock or any other class or series of capital stock. After payment in full of the Liquidation Preference to the holders of Series C Preferred Stock, the remaining assets of the Company, if any, shall be distributed to the holders of Common Stock and any other class or series of capital stock in accordance with their respective rights and preferences.

(b) A sale of all or substantially all of the Company**'s assets or an acquisition of the** Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, shall not be deemed to be a Liquidation for purposes of this Designation.

5. Conversion of Series C Preferred Stock. Outstanding shares of Series C Preferred Stock may be converted, at the option of holder thereof, at the Conversion Price. The Conversion Price shall be the value per share of common stock of the Company, on a fully-diluted basis, as determined by an independent, reputable third-party valuation firm to be mutually agreed upon by the Company and the holder **(the "Valuation Auditor")**. The Valuation Auditor shall apply such valuation methodologies and assumptions as are customary for the valuation of enterprises comparable to the Company. The determination of the Valuation Auditor shall be final and binding absent manifest error. The reasonable **fees and expenses of the Valuation Auditor shall be borne by the Company. The Valuation Auditor's** determination shall reflect the value of the Company as of the Maturity Date of the Original Note. In the event that one or more Additional Notes is issued, the Conversion Price for those shares of Series C Preferred Stock issued upon the conversion of each such Additional Note shall be determined based upon the value per share of common stock of the Company, on a fully-diluted basis, as determined by a Valuation Auditor, as of the Maturity Date of each such Additional Note.

6. Voting. Except as otherwise required by law, the holders of Series C Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on all matters submitted to a vote or written consent of the stockholders of the Company, with each share of Series C Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into **which such share of Series C Preferred Stock is then convertible (the "As-Converted Basis")**. Except as otherwise required by law, the holders of Series C Preferred Stock shall have no separate class voting rights.

IN WITNESS WHEREOF the undersigned has signed this Designation this 23rd day of January, 2026.

IDAHO COPPER CORPORATION

By: DocuSigned by: Robert Scannell
5C43A52A059F4D9...

Name: Robert Scannell
Title: Chief Financial Officer